Exhibit 10.3

ASSIGNMENT OF LEASES INTANGIBLE PERSONAL PROPERTY AND

SERVICE CONTRACTS AND BILL OF SALE

This instrument is executed and delivered as of the 11th day of July, 2014 pursuant to that certain Purchase and Sale Agreement (as amended, the “Agreement”) dated April 4, 2014, by and between SOUTH MAIN CENTER, INC., a Wisconsin corporation (“Seller”), and IREIT WEST BEND MAIN, L.L.C., a Delaware limited liability company (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”).

1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following (the “Personal Property”):

(a)             Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property owned by Seller and located in or on the Real Property except any such personal property belonging to tenants under the Leases or the management agent; and

(b)            Intangible Personalty. All the right, title and interest of Seller, if any and without warranty, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, including, but not limited to, that certain Red Shield Roofing System Limited Warranty No. RO040767 and commencing April 15, 2011, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.

2. Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts the following:

(a)             Leases. All of the landlord’s right, title and interest in and to the tenant leases listed in Exhibit B attached hereto (“Leases”);

(b)            Service Contracts and Commission Agreements. Seller’s right, title and interest in and to the service contracts and commission agreements described in Exhibit C attached hereto (the “Contracts”).

3. Assumption. Purchaser hereby accepts and assumes the obligations of Seller under the Leases and Contracts.

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4. Indemnity. As a material consideration hereof, Seller agrees to indemnify, protect, defend and hold Purchaser harmless from and against any and all claims, damages, losses, costs and expenses (including attorney’s fees and costs) arising in connection with the Leases and Contracts which relate to the period prior to the date hereof, including, without limitation, claims for the return of security deposits held with respect to the Leases and those leases of the Property which expired prior to the date hereof, to the extent that such security deposits have not been credited to Purchaser, and Purchaser agrees to so indemnify, defend and hold Seller harmless from and against all such claims, damages, losses, costs and expenses arising in connection with the Leases and Contract, and the security and other tenant deposits transferred (or credited) by Seller to Purchaser (including attorney’s fees and costs) which relate to the period subsequent to the date hereof.

5.               Warranty of Title to Leases and Contracts. Seller warrants that it has not assigned the Leases and Contracts to any other person or entity except in connection with any Permitted Exceptions.

6.               Agreement Applies. The covenants, agreements, disclaimers, representations, warranties, indemnities and limitations provided in the Agreement with respect to the Property (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

SELLER:

SOUTH MAIN CENTER, INC., a Wisconsin corporation

By:	/s/ Matthew P. Prescott
Name:	Matthew P. Prescott
Title:	President

PURCHASER:

IREIT WEST BEND MAIN, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Marcia L. Grant
	Name:	Marcia L. Grant
	Title:	Assistant Secretary

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EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

Lot 2 of Certified Survey Map No. 6369, recorded July 22, 2010, in Volume 48 of Certified Survey Maps on Pages 100 to 104, as Document No. 1254225, being Parcel 1 of Certified Survey Map No. 2518 as recorded in the Washington County Registry in Volume 13 of Certified Survey Maps on Page 262 as Document No. 450881, part of Lot 1 of Certified Survey Map No. 3947, recorded in the Washington County Registry in Volume 25 of Certified Survey Maps on Pages 143-145, as Document No. 612547 (and as corrected by Affidavit of Correction recorded on March 15, 1993, in Volume 1282 of Records, on Page 442, as Document No. 626807) both being a part of Parcel 1 of Certified Survey Map No. 184 as recorded in the Washington County Registry in Volume 1 of Certified Survey Maps on Page 292, as Document No. 303198; and part of the Southwest 1/4 of the Southwest 1/4, all in Section 24, Town 11 North, Range 19 East, City of West Bend, County of Washington, State of Wisconsin.

Tax Key No:      291 1119-243-0038

Address:	1629 S. MAIN STREET, WEST BEND, WISCONSIN

EXHIBIT B

LIST OF LEASES

(see attached)

EXHIBIT C

LIST OF SERVICE CONTRACTS AND COMMISSION AGREEMENTS

1.	2014 Service Contract with Milwaukee Lawn Sprinkler Corp. dated March 26, 2014

2.	Grounds Maintenance Contract with Unique Services, Inc dated March 18, 2014